   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1998
                                            REGISTRATION STATEMENT NO. 333-

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                               MONSANTO COMPANY
            (Exact name of registrant as specified in its charter)

            DELAWARE                                             43-0420020
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                (314) 694-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                           R. William Ide III, Esq.
                               Monsanto Company
                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                (314) 694-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:

    Barbara L. Blackford                                     Robert F. Wall
     Sonya Meyers Davis                                     Terrence R. Brady
      Monsanto Company                                      Winston & Strawn
800 North Lindbergh Boulevard                             35 West Wacker Drive
  St. Louis, Missouri 63167                              Chicago, Illinois 60601
       (314) 694-1000                                        (312) 558-5600

                               -----------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                               -----------------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]333-51919

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE

  TITLE OF EACH
    CLASS OF                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
   SECURITIES                       AMOUNT TO BE           OFFERING PRICE           AGGREGATE         REGISTRATION
TO BE REGISTERED                   REGISTERED (1)           PER UNIT (2)     OFFERING PRICE (1), (3)      FEE
----------------                   --------------           ------------     -----------------------      ---

Common Stock                           (4), (5)
Preferred Stock                        (4), (6)
Depositary Shares                      (4), (7)
Representing Preferred
Stock
Stock Purchase Contracts               (4), (8)
Debt Securities                        (4), (9)
Common Stock Warrants                  (4), (10)
Preferred Stock Warrants               (4), (11)
Depositary Share Warrants         (4), (6), (12)
Debt Warrants                          (4), (13)

Totals                         $400,000,000 (4),                                   $400,000,000         $111,200
                               (6), (7), (8), (9), (10),
                               (11), (12), (13)


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(1)  In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.

(2) The Proposed Maximum Offering Price Per Unit will be determined from time to time by the Registrant in connection with the issuance of the Securities.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").

(4) This Registration Statement covers Common Stock issued other than on conversion of Debt Securities, conversion of Preferred Stock, exercise of Common Stock Warrants or exercise of Stock Purchase Contracts and, subject to notes 6, 7, 10, 11, 12 and 13, the number of other Securities listed above as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price for all such Common Stock and other Securities not to exceed $400,000,000. Also includes such presently indeterminate number of additional shares of Common Stock ("Additional Common Stock") as may be issued on (i) conversion of any Debt Securities as may be issued, if and to the extent convertible into Common Stock, (ii) conversion of any Preferred Stock as may be issued separately, on conversion of Debt Securities or exercise of Preferred Stock Warrants, if and to the extent such Preferred Stock is convertible into Common Stock,
     (iii) exercise of any Common Stock Warrants as may be issued, if and to the extent exercisable for Common Stock or (iv) exercise of any Stock Purchase Contract as may be issued, if and to the extent exercisable for Common Stock. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Debt Securities, Preferred Stock, Common Stock Warrants and Stock Purchase Contracts include such Additional Common Stock.

(5) Each share of Common Stock includes a right, ten of which rights will allow the holder to purchase from the Registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Rights"). Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the Rights will not be exercisable or evidenced separately from the Common Stock.

(6) Includes Preferred Stock issued other than on conversion of Debt Securities, exercise of Preferred Stock Warrants or exercise of Stock Purchase Contracts. Also includes such presently indeterminate number of additional shares of Preferred Stock ("Additional Preferred Stock") as may be issued on (i) conversion of any Debt Securities as may be issued, if and to the extent convertible into Preferred Stock, (ii) exercise of any Preferred Stock Warrants as may be issued, if and to the extent exercisable for Preferred Stock, (iii) conversion of any Depositary Shares, (iv) exercise of any Depositary Share Warrants and subsequent conversion of Depositary Shares received thereby or (v) exercise of any Stock Purchase Contract as may be issued, if and to the extent exercisable for Preferred Stock. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Debt Securities, Preferred Stock Warrants and Stock Purchase Contracts include such Additional Preferred Stock.

(7) This Registration Statement covers such indeterminate number of Depositary Shares as may be issued (i) if the Registrant elects to offer fractional interests in shares of some or all of the Preferred Stock or (ii) on exercise of any Depositary Share Warrants. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee (i) with respect to such Preferred Stock, include such Depositary Shares and (ii) without duplication, with respect to the Depositary Shares, include such Preferred Stock.

(8) Includes Stock Purchase Contracts which may be issued other than as part of Units of Stock Purchase Contracts and other Securities. Also includes additional Stock Purchase Contracts ("Additional Stock Purchase Contracts") which may be offered as part of Units of Stock Purchase Contracts and other Securities. The Amount to be Registered, Proposed Maximum Aggregate Offering Price Per Unit, Proposed Maximum Offering Price and Amount of Registration Fee with respect to such Units and Stock Purchase Contracts and other Securities include such Additional Stock Purchase Contracts.

(9) Includes the principal amount of Debt Securities and, as to Debt Securities offered at an original issue discount, the offering price thereof. The Registration Statement also includes such presently indeterminable amount of Debt Securities ("Additional Debt Securities") as may be issued in exchange for Preferred Stock or upon exercise of any Debt Warrants as may be issued, if and to the extent exercisable for Debt Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Offering Price and Amount of Registration Fee with respect to such Preferred Stock and Debt Warrants include such Additional Debt Securities.

(10) Includes Common Stock Warrants which may be issued other than as part of Units of Common Stock Warrants and other Securities. Also includes additional Common Stock Warrants ("Additional Common Stock Warrants") which may be offered as part of Units of Common Stock Warrants and other Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Units of Common Stock Warrants and other Securities include such Additional Common Stock Warrants.

(11) Includes Preferred Stock Warrants which may be issued other than as part of Units of Preferred Stock Warrants and other Securities. Also includes additional Preferred Stock Warrants ("Additional Preferred Stock Warrants") which may be offered as part of Units of Preferred Stock Warrants and other Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Units of Preferred Stock Warrants and other Securities include such Additional Preferred Stock Warrants.

(12) Includes Depositary Share Warrants which may be issued other than as part of Units of Depositary Shares and other Securities. Also includes additional Depositary Share Warrants ("Additional Depositary Share Warrants") which may be offered as part of Units of Depositary Shares and other Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Units of Depositary Share Warrants and other Securities include such Additional Depositary Share Warrants.

(13) Includes Debt Warrants which may be issued other than as part of Units of Debt Warrants and other Securities. Also includes additional Debt Warrants ("Additional Debt Warrants") which may be offered as part of Units of Debt Warrants and other Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Units of Debt Warrants and other Securities include such Additional Debt Warrants.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed with respect to the registration of additional shares of common stock, preferred stock, depositary shares representing preferred stock, stock purchase contracts, debt securities, common stock warrants, preferred stock warrants, depositary share warrants, and debt warrants of Monsanto Company, a Delaware corporation, for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-51919) (the "Earlier Registration Statement") are incorporated in this Registration Statement by reference. The form of Prospectus contained in the Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Monsanto Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 23, 1998.


                                    MONSANTO COMPANY

                                        /s/ Gary L. Crittenden
                                    By:_______________________________
                                    Name: Gary L. Crittenden
                                    Title: Senior Vice President
                                           (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

       Signature                      Title                     Date
------------------------  ------------------------------  ----------------

        *                 Chairman and Director           November 23, 1998
------------------------  (Principal Executive Officer)
Robert B. Shapiro

/s/ Gary L. Crittenden    Senior Vice President           November 23, 1998
------------------------  (Principal Financial Officer)
Gary L. Crittenden

        *                 Vice President and Controller   November 23, 1998
------------------------  (Principal Accounting Officer)
Michael R. Hogan

        *                 Director                        November 23, 1998
------------------------
Robert M. Heyssel

        *                 Director                        November 23, 1998
------------------------
Michael Kantor

        *                 Director                        November 23, 1998
------------------------
Gwendolyn S. King

        *                 Director                        November 23, 1998
------------------------
Philip Leder

        *                 Director                        November 23, 1998
------------------------
Jacobus F. M. Peters

        *                 Director                        November 23, 1998
------------------------
John S. Reed

        *                 Director                        November 23, 1998
------------------------
John E. Robson

        *                 Director                        November 23, 1998
------------------------
William D. Ruckelshaus

*Barbara L. Blackford, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                               /s/ Barbara L. Blackford
                                           -----------------------------------
                                                   Attorney-in-Fact

                                 EXHIBIT INDEX

     The following documents are filed herewith or incorporated herein by reference.


EXHIBIT
NUMBER      DESCRIPTION OF EXHIBITS
-------     -----------------------

5.1         Opinion of Winston & Strawn
23.1        Consent of Winston & Strawn (included in Exhibit 5.1)
23.2        Consent of Deloitte & Touche LLP
24.1*       Power of Attorney
24.2        Power of Attorney for Gary L. Crittenden
24.3        Power of Attorney for Michael R. Hogan


* Previously filed